Exhibit 99.1
CINEMARK HOLDINGS, INC. REPORTS Q1 2011 ADJUSTED EBITDA OF $102.7 MILLION ON
REVENUES OF $483.1 MILLION
Plano, TX, May 5, 2011 — Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2011.
Cinemark Holdings, Inc.’s revenues for the three months ended March 31, 2011 were $483.1 million compared to $516.6 million for the three months ended March 31, 2010. For the three months ended March 31, 2011, admissions revenues were $311.7 million and concession revenues were $146.7 million. Attendance declined 8.0%, average ticket prices declined 1.2% and concession revenues per patron increased 4.2%.
Adjusted EBITDA for the three months ended March 31, 2011 was $102.7 million compared to $121.8 million for the three months ended March 31, 2010. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.
Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2011 was $25.0 million compared to $35.1 million for the three months ended March 31, 2010.
“Despite the lackluster film slate for the first quarter of 2011, Cinemark’s geographic diversity and operating discipline helped us post our tenth consecutive quarter of domestic industry out-performance and maintain solid margins,” stated Alan Stock, Cinemark’s Chief Executive Officer. “Our international segment continues to benefit from the overall healthy economic climate throughout Latin America, posting a 19.4% increase in total revenues over the prior year.”
As of March 31, 2011, Cinemark had commitments to open 11 new theatres and 95 screens during the remainder of 2011 and 12 additional new theatres with 125 screens subsequent to 2011.
Conference Call/Webcast — Today at 8:30 AM ET
Telephone: via 800/374-1346 or 706/679-3149 (for international callers).
Live Webcast/Replay: available live at www.cinemark.com in the Investor Relations section and archived for a limited time immediately following the call.
Call Replay: until May 8, 2011 via 800/642-1687 or 706/645-9291, passcode: 63951054.
About Cinemark Holdings, Inc.
Cinemark is a leading domestic and international motion picture exhibitor, operating 431 theatres with 4,941 screens in 39 U.S. states, Brazil, Mexico and 11 other Latin American countries as of March 31, 2011. For more information go to www.cinemark.com.
Contacts:
Robert Copple — 972/665-1500
Robert Rinderman — Jaffoni & Collins — 212/835-8500 or CNK@jcir.com

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed March 1, 2011 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.
Financial and Operating Summary
(unaudited, in thousands)

	Three months ended
	March 31,
	2011	2010
Statement of income data:
Revenues
Admissions	$311,692	$342,990
Concession	146,681	153,104
Other	24,763	20,537

Total revenues	483,136	516,631

Cost of operations
Film rentals and advertising	165,153	188,819
Concession supplies	23,282	22,406
Facility lease expense	66,426	62,715
Other theatre operating expenses	109,906	107,763
General and administrative expenses	28,986	25,530
Depreciation and amortization	39,140	34,091
Impairment of long-lived assets	1,015	347
Loss on sale of assets and other	472	3,167

Total cost of operations	434,380	444,838

Operating income	48,756	71,793
Interest expense (1)	(29,290)	(26,010)
Distributions from NCM	9,863	9,946
Other income	5,030	812

Income before income taxes	34,359	56,541
Income taxes	9,037	19,830

Net income	$25,322	$36,711
Less: Net income attributable to noncontrolling interests	359	1,618

Net income attributable to Cinemark Holdings, Inc.	$24,963	$35,093

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.22	$0.32

Diluted	$0.22	$0.31

Weighted average diluted shares outstanding	112,899	110,880

Other financial data:
Adjusted EBITDA (2)	$102,706	$121,781

(1)	Includes amortization of debt issue costs and excludes capitalized interest.

(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of	As of
	March 31,	December 31,
	2011	2010
Balance Sheet Data:
Cash and cash equivalents	$463,308	$464,997
Theatre properties and equipment, net	$1,206,796	$1,215,446
Total assets	$3,404,139	$3,421,478
Long-term debt, including current portion	$1,529,938	$1,532,441
Equity	$1,049,741	$1,033,152

	Three months ended
	March 31,
	2011	2010
Other operating data:
Attendance (patrons):
Domestic	33,389	39,573
International	20,382	18,934

Worldwide	53,771	58,507

Average ticket price (in dollars):
Domestic	$6.40	$6.55
International	$4.81	$4.43
Worldwide	$5.79	$5.86

Concession revenues per patron (in dollars):
Domestic	$3.14	$2.99
International	$2.05	$1.83
Worldwide	$2.73	$2.62

Average screen count (month end average):
Domestic	3,820	3,825
International	1,121	1,066

Worldwide	4,941	4,891

Segment Information
(unaudited, in thousands)

	Three months ended
	March 31,
	2011	2010
Revenues
U.S.	$330,866	$388,615
International	154,471	129,271
Eliminations	(2,201)	(1,255)

Total revenues	$483,136	$516,631

Adjusted EBITDA
U.S.	$68,791	$89,405
International	33,915	32,376

Total Adjusted EBITDA	$102,706	$121,781

Capital expenditures
U.S.	$11,468	$12,500
International	24,301	7,017

Total capital expenditures	$35,769	$19,517

Reconciliation of Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2011	2010
Net income	$25,322	$36,711
Income taxes	9,037	19,830
Interest expense	29,290	26,010
Other income	(5,030)	(812)
Depreciation and amortization	39,140	34,091
Impairment of long-lived assets	1,015	347
Loss on sale of assets and other	472	3,167
Deferred lease expenses — theatres(2)	296	750
Deferred lease expenses — DCIP equipment (3)	484	33
Amortization of long-term prepaid rents (2)	667	341
Share based awards compensation expense (4)	2,013	1,313

Adjusted EBITDA (1)	$102,706	$121,781

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other income, depreciation and amortization, impairment of long-lived assets, loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)	Non-cash expense included in facility lease expense.

(3)	Non-cash expense included in other theatre operating expenses.

(4)	Non-cash expense included in general and administrative expenses.

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